flyExclusive Announces Key Addition, Further Strengthening Leadership Team

Brad Garner joins the Company as Chief Financial Officer
Matt Lesmeister to broaden responsibilities as Chief Operating Officer
Mike Guina named Chief Commercial Officer

KINSTON, NC (September 27, 2024) – flyExclusive, Inc. (NYSEAMERICAN: FLYX) (“flyExclusive” or the “Company”), a publicly-traded provider of premium private jet charter experiences, today announced a number of key leadership appointments adding additional experience to the Company’s executive leadership. Brad Garner joins flyExclusive as Chief Financial Officer, Matt Lesmeister will become Chief Operating Officer and Mike Guina will transition to Chief Commercial Officer, effective immediately.

“The addition of Brad to our team adds significant bench depth to a leadership team that we believe is the best in the industry. The actions reflect our commitment to a leadership team with world-class professionals and positions the Company for the next phase of growth,” said Jim Segrave, Founder and CEO of flyExclusive. “I’m thrilled to welcome Brad to the organization and I’m confident his expertise in fundraising, innovative capital structuring, and accounting will further optimize our finance organization. His addition, in close coordination with Matt Lesmeister, should extend and leverage the significant improvement in our processes made by Matt and team over the course of this past year. Brad’s addition also allows Matt and Mike to accelerate strategic operational and new business initiatives designed to drive multiyear value and success for flyExclusive’s customers, employees and shareholders.”

Garner joins flyExclusive from Hale Partnership Capital Management, LLC (‘HPCM”), a multi-strategy investment partnership with a focus on public equity, private equity and real estate, where he served as Chief Financial and Compliance Officer since 2015. Garner also served as the Chief Financial and Principal Accounting Officer for the publicly traded HG Holdings, Inc. from 2018 through 2022. Also while at HPCM, Brad served as the CFO of Best Bar Ever, Inc., a protein bar company, where he helped lead the spin-off of non-core assets and structured multiple rounds of venture capital investment and ultimate exit. Prior to HPCM, Brad spent nearly 10 years in public accounting at Dixon Hughes Goodman LLP in both the audit and tax practices. Brad has a Bachelor of Science and a Master of Science in Accountancy from Wake Forest University.

“I’m incredibly excited to join flyExclusive as it sets the industry standard for excellence in private aviation,” Garner said. “I look forward to leveraging my public company experience to build on the strong foundation that’s been established and continue flyExclusive’s impressive growth trajectory.”

As Chief Operating Officer, Lesmeister will focus on driving operational excellence across the enterprise with continued alignment and coordination between finance, sales and operating functions.

As Chief Commercial Officer, Guina will further focus his oversight of flyExclusive’s sales and new business strategies across wholesale, retail, fractional, Jet Club, and aircraft Maintenance Repair and Operations.

“I’d like to thank Matt and Mike for their continued leadership and dedication to our business,” Segrave said. “They have been instrumental in driving excellence across the organization and we’re a stronger company today because of their many contributions to date. I have never been more confident than I am today about the leadership team we have in place and look forward to further leveraging this core strength to consolidate and accelerate flyExclusive’s leadership position in the industry.”

About flyExclusive
flyExclusive is a vertically integrated, FAA-certificated air carrier providing private jet experiences by offering customers a choice of on-demand charter, Jet Club, and fractional ownership services to destinations across the globe. flyExclusive has one of the world’s largest fleets of Cessna Citation aircraft, and it operates a combined total of approximately 100 jets, ranging from light to large cabin sizes. The company manages all aspects of the customer experience, ensuring that every flight is on a modern, comfortable, and safe aircraft. flyExclusive’s in-house repair station, aircraft paint, cabin interior renovation, and avionics installation capabilities, are all provided from its campus headquarters in Kinston, North Carolina. To learn more, visit www.flyexclusive.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: risks related to reliance on and the need to hire, integrate and retain key personnel; management of growth; the ability of the Company to file timely file its required annual and quarterly reports with the SEC; the ability of the Company to regain compliance with NYSE American continued listing standards and maintain the listing of the Company’s securities on a national securities exchange; the ability of the Company to comply with covenants under and repay its debt; the potential dilution of stock ownership by our capital raising efforts; the outcome of any legal proceedings; volatility of the price of the Company’s securities due to a variety of factors, including publication of articles about the Company by third parties, changes in the competitive and highly regulated industries in which flyExclusive operates, variations in operating performance across competitors, changes in laws and regulations affecting flyExclusive’s business; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; and the risk of downturns and a changing regulatory landscape in the highly competitive aviation industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of flyExclusive’s registration statement on Form S-1 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Media Contact: Jillian Wilson, Marketing Specialist
media@flyexclusive.com

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications
investors@flyexclusive.com